                                  SCHEDULE 14A
                                 (RULE 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT

                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant                        [ X ]
Filed by a Party other than the Registrant     [   ]
Check the appropriate box:

[ X ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission only (as permitted by Rule
       14a-6(e)(2))
[   ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                       CITADEL COMMUNICATIONS CORPORATION
            --------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                      N/A
  ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (check the appropriate box):

       [ X ]    No fee required.
       [   ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
                0-11.
                1)      Title of each class of securities to which transaction
                        applies:

                        ------------------------------------------------------------
                2)      Aggregate number of securities to which transaction applies:

                        ------------------------------------------------------------
                3)      Per unit price or other underlying value of transaction
                        computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                        ------------------------------------------------------------
                4)      Proposed maximum aggregate value of transaction:

                        ------------------------------------------------------------
                5)      Total fee paid:

                        ------------------------------------------------------------
       [   ]    Fee paid previously with preliminary materials.
       [   ]    Check box if any part of the fee is offset as provided by Exchange
                Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by
                registration statement number, or the Form or Schedule and the date of its filing.
                1)      Amount Previously Paid:

                        ------------------------------------------------------------
                2)      Form, Schedule or Registration Statement No.:

                        ------------------------------------------------------------
                3)      Filing Party:

                        ------------------------------------------------------------
                4)      Date Filed:

                        ------------------------------------------------------------

                       CITADEL COMMUNICATIONS CORPORATION
                                CITY CENTER WEST
                                   SUITE 400
                         7201 WEST LAKE MEAD BOULEVARD
                              LAS VEGAS, NV 89128

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2000

Dear Stockholders:

     You are cordially invited to attend the annual meeting of stockholders of Citadel Communications Corporation ("Citadel Communications") that will be held on Wednesday, May 24, 2000 at 10:00 a.m. (local time), at its principal executive offices at City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128, for the following purposes, as set forth in the accompanying proxy statement:

          1. To elect five directors.

          2. To consider and vote upon a proposal to amend Citadel Communications' Certificate of Incorporation to allow the size of the Board of Directors to be determined in accordance with the Bylaws.

          3. To consider and vote upon a proposal to amend Citadel Communications' Certificate of Incorporation to increase the vote of the stockholders required to remove a director in order to conform to Nevada law.

          4. To ratify the Board of Directors' appointment of KPMG LLP as independent public accountants for Citadel Communications for the year ending December 31, 2000.

          5. To transact such other business as may properly come before the meeting and any adjournments or postponements thereof.

     The Board of Directors has established the close of business on April 10, 2000, as the record date for the determination of stockholders entitled to receive notice of and to vote at the annual meeting and any adjournment or postponement thereof.

     YOU ARE URGED TO REVIEW CAREFULLY THE ACCOMPANYING PROXY STATEMENT AND TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

     Your proxy may be revoked by you at any time before it has been voted. You are cordially invited to attend the annual meeting in person if it is convenient for you to do so.

                                          By order of the Board of Directors,

                                          /s/ Donna L. Heffner
                                          -----------------------------------
                                          Donna L. Heffner
                                          Secretary
April   , 2000

                       CITADEL COMMUNICATIONS CORPORATION

                                PROXY STATEMENT

GENERAL INFORMATION

     This proxy statement is provided to the stockholders of Citadel Communications Corporation ("Citadel Communications") in connection with the solicitation by the Board of Directors of Citadel Communications of proxies for use at the Annual Meeting of Stockholders of Citadel Communications to be held on Wednesday, May 24, 2000 at 10:00 a.m. (local time), at Citadel Communications' principal executive offices at City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128, and any adjournments or postponements thereof. A form of proxy is enclosed for use at the annual meeting. Proxies properly executed and returned in a timely manner will be voted at the annual meeting in accordance with the directions specified therein. If no direction is indicated, they will be voted for the election of the nominees named herein as directors, for the proposal to amend Citadel Communications' Amended and Restated Certificate of Incorporation to allow the size of the Board of Directors to be determined in accordance with the Bylaws, for the proposal to amend Citadel Communications' Amended and Restated Certificate of Incorporation to increase the vote of the stockholders required to remove a director in order to conform to conform with Nevada law, for the proposal to ratify the appointment of KPMG LLP as Citadel Communications' independent public accountants and, on other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies. The persons named as proxies were selected by the Board of Directors and are present members of executive management of Citadel Communications.

     Citadel Communications' principal executive offices are located at City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada, 89128, and its telephone number is (702) 804-5200. Proxy materials are first being
mailed to stockholders beginning on or about April   , 2000.

SHARES OUTSTANDING, VOTING RIGHTS AND VOTE REQUIRED

     Only stockholders of record at the close of business on April 10, 2000 are entitled to vote at the annual meeting. The only voting stock of Citadel Communications outstanding and entitled to vote at the annual meeting is its common stock, $.001 par value per share (the "Common Stock"), of which shares were outstanding as of the close of business on April 10, 2000. Each share of Common Stock issued and outstanding is entitled to one vote on matters properly submitted at the annual meeting. Cumulative voting is not permitted under Citadel Communications' Amended and Restated Certificate of Incorporation.

     The presence, in person or by proxy, of the holders of a majority of the total issued and outstanding shares of Common Stock entitled to vote at the annual meeting is necessary to constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. A broker non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Abstentions will be counted in tabulating votes cast on the proposals presented to stockholders, whereas broker non-votes will not. Votes cast in person or by proxy at the annual meeting will be tabulated by the election inspectors appointed for the meeting.

     Directors will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors. That is, the nominees receiving the greatest number of votes will be elected. If a quorum is present, abstentions and broker non-votes will have no effect on the voting for the election of directors. Approval of each of the amendments to Citadel Communications' Amended and Restated Certificate of Incorporation and ratification of the appointment of independent public accountants require the affirmative vote of a majority of the aggregate voting power of the Common Stock entitled to vote, present or represented at the annual meeting. If a quorum is present, non-votes will have no effect on the voting for approval of the amendments to Citadel Communications' Amended and Restated Certificate of Incorporation and ratification of the appointment of independent public accountants. However, abstentions will have the effect of a negative vote. Stockholders voting by proxy may revoke that proxy at any time before it is voted at the annual meeting by delivering written notice to the Secretary of Citadel Communications, by delivering a proxy bearing a later date or by attending the annual meeting in person and casting a ballot. The Board of Directors recommends voting (1) FOR the election of the nominees named herein for director, (2) FOR approval of the amendment to the Amended and Restated Certificate of Incorporation to allow the size of the Board of Directors to be determined in accordance with the Bylaws, (3) FOR approval of the amendment to the Amended and Restated Certificate of Incorporation to increase the vote required to remove a director in order to conform with Nevada Law and (4) FOR ratification of the appointment of KPMG LLP as Citadel Communications' independent public accountants for 2000.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

     The Board of Directors of Citadel Communications currently consists of five members, four of whom are non-employee directors. The Chairman, President and Chief Executive Officer of Citadel Communications is a member of the Board. All directors are elected for a one-year term and hold office until the next annual meeting of stockholders following election and until their successors are duly elected and qualified. All officers serve at the discretion of the Board and are elected by the Board each year. There are no family relationships among Citadel Communications' directors and executive officers.

     The persons named below have been designated by the Board of Directors as nominees for election as directors, for terms expiring at the 2001 Annual Meeting of Stockholders. All nominees currently serve as directors of Citadel Communications.

     Lawrence R. Wilson, age 55, co-founded and was a general partner of Citadel Communications' predecessor, Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership, from 1984 to July 1992 and has been the Chief Executive Officer, President and Chairman of Citadel Communications since it was incorporated in 1993 and Chief Executive Officer and Chairman of Citadel Broadcasting Company ("Citadel Broadcasting"), the operating subsidiary of Citadel Communications, since it was incorporated in 1991. Mr. Wilson also served as President of Citadel Broadcasting from 1991 to October 1998. From 1974 to 1979, Mr. Wilson was Executive Vice President and General Counsel of Combined Communications Corporation, a national media company, where he handled all acquisitions and mergers and oversaw the broadcast, newspaper and outdoor billboard divisions as a part of a five person management committee. From 1979 to 1986, he was engaged in the private practice of law.

     Robert F. Fuller, age 59, became a director of Citadel Communications and Citadel Broadcasting in November 1999. From 1975 to 1999, he was the President and majority owner of Fuller-Jeffrey Broadcasting Companies, Inc., a ten station radio group purchased by Citadel Broadcasting in August 1999. Mr. Fuller brings over 43 years of radio broadcast experience to Citadel Communications, ranging from on-air and management positions to ownership of over 30 radio stations.

     Ike Kalangis, age 62, became a director of Citadel Communications and Citadel Broadcasting in May 1999. Mr. Kalangis has over 30 years' experience in the banking industry, most recently, from 1989 until his retirement in 1997, as Chairman, President and Chief Executive Officer of Boatman's Sunwest, Inc., a bank holding company with community banks in New Mexico and Texas, which is now a part of Bank of America.

     Ted L. Snider, Sr., age 71, became a director of Citadel Communications and Citadel Broadcasting in November 1997 following Citadel Broadcasting's October 1997 acquisition of Snider Corporation. Mr. Snider had been Chairman of Snider Corporation since its incorporation in 1971. Snider Corporation owned two FM and two AM radio stations, the right to construct an additional FM radio station and the Arkansas Radio Network.

     John E. von Schlegell, age 45, has served as a member of the Board of Directors of Citadel Communications and Citadel Broadcasting since January 1997. He co-founded and, since 1991, has managed, The Endeavour Capital Fund Limited Partnership, a firm that invests equity capital in privately held businesses throughout the northwest. Prior to 1991, Mr. von Schlegell was a general partner at Golder, Thomas & Cressey, a private equity firm based in Chicago.

     Three of the five persons presently constituting the Board of Directors of Citadel Communications were elected under the terms of a Fourth Amended and Restated Voting Agreement dated as of October 15, 1997, by and among Citadel Communications, the voting trustee under the Amended and Restated Voting Trust Agreement dated October 15, 1997 and certain other stockholders of Citadel Communications. In connection with Citadel Communications' initial public offering in July 1998, the Fourth Amended and Restated Voting Agreement and a related stockholders agreement among Citadel Communications and certain of its stockholders were terminated.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE ABOVE NAMED NOMINEES

     If you do not wish your shares to be voted for particular nominees, you may so indicate on the proxy. If, for any reason, any of the nominees shall become unavailable for election, the individuals named in the enclosed proxy may exercise their discretion to vote for any substitutes proposed by the Board of Directors, unless the Board of Directors should decide to reduce the number of directors to be elected at the annual meeting. At this time, the Board of Directors knows of no reason why any nominee might be unavailable to serve.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The business affairs of Citadel Communications are managed under the direction of the Board of Directors. During 1999, Citadel Communications' Board of Directors held five meetings and took action by unanimous written consent in lieu of meetings 16 times.

     The Board of Directors has established two committees, the Audit Committee and the Compensation Committee. The Board has no standing nominating committee.

     The Audit Committee provides oversight of the financial reporting process and management's responsibility for the integrity, accuracy and objectivity of financial reports and accounting and financial reporting and practices. The Audit Committee has the power to recommend the retention of the independent public accountants for Citadel Communications and to consult with such independent accountants concerning the plan of audit, their report of audit and the adequacy of internal controls. The Audit Committee is currently composed of four independent, non-employee directors, Ted L. Snider, Sr. (Chairman), John E. von Schlegell, Robert F. Fuller and Ike Kalangis. The Audit Committee met two times during 1999.

     The Compensation Committee reviews and makes recommendations to the Board of Directors concerning the compensation and benefit policies and practices of Citadel Communications. The Compensation Committee is currently composed of four non-employee directors, John E. von Schlegell (Chairman), Ike Kalangis, Robert
F. Fuller and Ted L. Snider, Sr. The Compensation Committee met one time during 1999 and took action by written consent in lieu of meetings three times.

                               EXECUTIVE OFFICERS

     Information concerning Mr. Wilson, Citadel Communications' Chairman, President and Chief Executive Officer, is included above in the biographic summaries of the nominees for director. Information with regard to the remaining executive officers of Citadel Communications who are not also directors follows.

     Donna L. Heffner, age 40, joined Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership in 1988 as Controller. Ms. Heffner has served as Secretary of Citadel Communications since it was incorporated in 1993 and of Citadel Broadcasting since it was incorporated in 1991. She has served as Chief Financial Officer of Citadel Communications and Citadel Broadcasting since 1993 and 1992, respectively. In January 1997, Ms. Heffner became Vice President of Citadel Communications and Citadel Broadcasting. Ms. Heffner also served as Treasurer of Citadel Communications from 1993 to 1999 and as a director of Citadel Communications for several months in 1993. She served as Treasurer of Citadel Broadcasting from 1991 to 1999 and as a director of Citadel Broadcasting from 1992 to 1993. From 1982 to 1985 and in 1987, she was employed by Price Waterhouse, and in 1986, she was employed by Lowrimore, Warwick & Company as an accountant.

     D. Robert Proffitt, age 47, joined Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership in 1988 as Vice President -- General Manager of KKFM-FM in Colorado Springs, Colorado. In 1991, he was appointed Vice President of Citadel Broadcasting, and in 1993, he was appointed Vice President of Citadel Communications. Mr. Proffitt took over as General Manager of Citadel Communications' Albuquerque operations in 1994. Mr. Proffitt served as President of the Central Region for Citadel Broadcasting from June 1997 to October 1998, and he became President and Chief Operating Officer of Citadel Broadcasting in October 1998.

     Stuart R. Stanek, age 44, joined Citadel Associates Limited Partnership and Citadel Associates Montana Limited Partnership in 1986 as a General Manager of KKFM-FM in Colorado Springs, Colorado. In 1988, he became General Manager of KBEE-AM/KUBL-FM in Salt Lake City, Utah. In 1991, he was appointed Vice President of Citadel Broadcasting, in 1992 he was elected to the Board of Directors of Citadel Broadcasting and in 1993, he was appointed Vice President and elected to the Board of Directors of Citadel Communications. He served as a Director of Citadel Communications and Citadel Broadcasting until August 1996. Mr. Stanek became President of the East Region for Citadel Broadcasting in June 1997.

     Peter J. Benedetti, age 36, joined Citadel Communications in April 1995 as Sales Manager for KMGA-FM in Albuquerque, New Mexico and also became Sales Manager for KHFM-FM in Albuquerque upon Citadel Communications' acquisition of that station in June 1996. From January 1997 to July 1997, Mr. Benedetti was Director of Sales of Citadel Communications' Salt Lake City radio station group, and from July 1997 to October 1998, he served as Vice President and General Manager of that radio station group. In October 1998, Mr. Benedetti became Vice President of Citadel Communications and Citadel Broadcasting and from October 1998 to July 1999, he served as President of the Central Region for Citadel Broadcasting. In July 1999, Mr. Benedetti became President of the West Region for Citadel Broadcasting when operations were consolidated into East and West regions. Prior to joining Citadel Communications, he served as an account executive for Jacor Communications in Denver, Colorado.

                             EXECUTIVE COMPENSATION

     The following table sets forth information with respect to the compensation paid to Citadel Communications' Chief Executive Officer and each of the other four most highly compensated executive officers of Citadel Communications during 1999. Information with respect to 1997 compensation is not given for Mr. Benedetti as he did not begin service as an executive officer of Citadel Communications until 1998. Unless the context otherwise requires, references to Citadel Communications in this Executive Compensation section include Citadel Communications' subsidiary, Citadel Broadcasting.

                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM
                                              ANNUAL COMPENSATION               COMPENSATION
                                     -----------------------------------------  ------------
                                                                                 SECURITIES
          NAME AND                                              OTHER ANNUAL     UNDERLYING       ALL OTHER
     PRINCIPAL POSITION       YEAR    SALARY         BONUS     COMPENSATION(1)    OPTIONS      COMPENSATION(2)
     ------------------       ----   --------       --------   ---------------  ------------   ---------------
Lawrence R. Wilson..........  1999   $438,319          -0-            -0-         875,000          $3,413
  Chairman,                   1998    358,319       $214,370(3)       -0-          60,000           3,046
  Chief Executive Officer     1997    341,256        120,000(4)       -0-          -0-              3,278
  and President

Donna L. Heffner............  1999   $230,000          -0-            -0-         250,000          $3,489
  Vice President and          1998    175,000         80,000(3)       -0-          12,000           4,537
  Chief Financial Officer     1997    140,535         50,000(4)       -0-          -0-              3,086

D. Robert Proffitt..........  1999   $250,000          -0-            -0-         250,000          $3,849
  Vice President              1998    200,000       $ 40,000(3)       -0-          12,000           3,161
                              1997    192,211         15,000(4)       -0-          -0-              2,541
Stuart R. Stanek............  1999   $230,000          -0-         $26,216        250,000          $2,598
  Vice President              1998    210,000       $ 50,000(3)       -0-          12,000           2,635
                              1997    190,007         30,000(4)       -0-          -0-              2,529
Peter J. Benedetti..........  1999   $200,000          -0-         $69,402        125,000          $2,202
  Vice President              1998    160,000(5)    $ 65,000(3)       -0-          21,005           2,093

---------------

(1) In accordance with applicable regulations, the amounts set forth in this column do not include perquisites and other personal benefits received by the executive officers unless the aggregate value of such perquisites and other benefits exceeded the lesser of $50,000 or 10% of the total salary and bonus reported for the executive officer. The amount shown for Mr. Stanek represents $25,309 for mortgage payments made on behalf of Mr. Stanek and $907 for personal motor vehicle use. The amount shown for Mr. Benedetti represents $58,568 for closing cost payments made on behalf of Mr. Benedetti and reimbursement of the loss on the sale of a home, $7,825 for temporary living expenses and $3,009 for personal motor vehicle use.

(2) Included for 1999 are Citadel Communications' contributions to Citadel Communications' 401(k) Plan (Mr. Wilson -- $3,200, Ms. Heffner -- $3,408, Mr. Proffitt -- $3,717, Mr. Stanek -- $2,517 and Mr. Benedetti -- $2,142), which contributions vest over five years, and Citadel Communications' payment of premiums for term life insurance (Mr. Wilson -- $213, Ms. Heffner -- $81, Mr. Proffitt -- $132, Mr. Stanek -- $81 and Mr.
    Benedetti -- $60).

(3) Bonuses were earned in 1998 and paid in 1998 and 1999. Does not reflect bonuses earned in 1997 but paid in 1998.

(4) Bonuses were earned in 1997, and paid in 1997 and 1998. Does not reflect bonuses earned in 1996 but paid in 1997.

(5) Includes payments of $10,000 made in 1999 following a salary increase made retroactive to November 1998.

     The following table summarizes individual grants of options to purchase shares of Common Stock of Citadel Communications to the executive officers listed in the Summary Compensation Table during the year ended December 31, 1999.

                         OPTIONS GRANTED IN FISCAL 1999

                                       PERCENT OF
                          NUMBER OF      TOTAL                   MARKET                     POTENTIAL REALIZABLE VALUE AT
                          SECURITIES    OPTIONS     EXERCISE    PRICE ON                     ASSUMED RATES OF STOCK PRICE
                          UNDERLYING   GRANTED TO    OR BASE     DATE OF                   APPRECIATION FOR OPTION TERM(4)
                           OPTIONS     EMPLOYEES      PRICE       GRANT     EXPIRATION   ------------------------------------
          NAME             GRANTED      IN 1999     ($/SH)(1)   ($/SH)(2)    DATE(3)      0%($)        5%($)        10%($)
          ----            ----------   ----------   ---------   ---------   ----------   --------   -----------   -----------
Lawrence R. Wilson(5)...   875,000        42.6%      $29.25      $30.25      6-25-09     $875,000   $17,517,500   $43,058,750
Donna L. Heffner(5).....   250,000        12.2        29.25       30.25      6-25-09      250,000     5,005,000    12,302,500
D. Robert Proffitt(5)...   250,000        12.2        29.25       30.25      6-25-09      250,000     5,005,000    12,302,500
Stuart R. Stanek(5).....   250,000        12.2        29.25       30.25      6-25-09      250,000     5,005,000    12,302,500
Peter J. Benedetti(5)...   125,000         6.1        29.25       30.25      6-25-09      125,000     2,502,500     6,151,250

---------------

(1) The exercise price equals the price to the public in Citadel Communications' June 1999 Common Stock offering.

(2) The indicated market price on the date of grant was the closing market price of the Common Stock.

(3) The options must be earned prior to June 25, 2004. Any portion not earned will be forfeited. Earned options expire on the dates shown in the table. See footnote (5).

(4) The potential realizable value is based on the term of the option at the time of grant, which is ten years for each of the options set forth in the table. An assumed stock price appreciation of 0%, 5% and 10% is used pursuant to rules promulgated by the Securities and Exchange Commission. The potential realizable value is calculated by assuming that the market price on the date of grant appreciates at the indicated rate, compounded annually, for the entire term of the option and that the option is exercised and sold on the last day of its term at this appreciated stock price. The potential realizable value is not intended to forecast the future appreciation of the common stock.

(5) The options are earned in one-fifth increments for each increase in average stock price (calculated over 20 consecutive trading days) equal to one-fifth of the difference between the doubled exercise price and the exercise price. When an increment of the option is earned, the earned portion vests 20% each year thereafter. Vesting accelerates in the event of a change in control of Citadel Communications, as provided for in Citadel Communications' 1999 Long-Term Incentive Plan.

     The following table shows the number of shares of Common Stock acquired and the value realized upon exercise in 1999 of options to purchase shares of Common Stock of Citadel Communications by the executive officers listed in the Summary Compensation Table, as well as the number and value of unexercised options to purchase shares of Common Stock of Citadel Communications (rounded to the nearest whole share) held by such persons as of December 31, 1999.

                    AGGREGATED OPTION EXERCISES IN 1999 AND
                         FISCAL YEAR END OPTION VALUES

                                                         NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                             SHARES                     UNDERLYING UNEXERCISED             IN-THE-MONEY
                           ACQUIRED ON     VALUE      OPTIONS AT FISCAL YEAR END   OPTIONS AT FISCAL YEAR END(1)
                            EXERCISE      REALIZED                #                              $
                                #            $        EXERCISABLE/UNEXERCISABLE      EXERCISABLE/UNEXERCISABLE
                           -----------   ----------   --------------------------   -----------------------------
Lawrence R. Wilson(2)....    178,071     11,105,728       407,410/1,091,467           $24,721,516/$43,483,540
Donna L. Heffner.........    124,392      7,733,806          58,662/286,000              3,666,588/10,937,142
D. Robert Proffitt.......    124,805      7,736,520          18,421/290,800              1,119,817/11,229,342
Stuart R. Stanek.........     39,600      2,342,538         146,034/288,400              9,211,823/11,083,242
Peter J. Benedetti.......        -0-            -0-           7,801/147,204                 402,874/5,570,746

---------------

(1) These values have been calculated on the basis of the December 31, 1999 closing price per share of $64.875, less the applicable exercise price.

(2) Includes options held by Rio Bravo Enterprise Associates, L.P. Mr. Wilson owns all of the capital stock of Rio Bravo, Inc., the sole general partner of Rio Bravo Enterprise Associates, L.P.

EMPLOYMENT AGREEMENT

     In June 1996, Citadel Communications entered into an employment agreement with Lawrence R. Wilson which has an initial term ending in June 2001. The agreement provides for annual base salary compensation, annual increases to base salary and an annual bonus calculated as a percentage of base salary in effect at the end of the year and based on annual performance criteria. The annual performance criteria were not achieved for 1999 and, therefore, no bonus was earned for 1999. For 1999, the Compensation Committee approved a base salary for Mr. Wilson in an amount greater than that provided for in the agreement following the Committee's review of compensation levels at comparable public companies.

     Mr. Wilson's employment with Citadel Communications will terminate upon Mr. Wilson's becoming permanently disabled or upon (1) a liquidation or dissolution of Citadel Communications, (2) a sale, transfer or other disposition of all of the assets of Citadel Broadcasting on a consolidated basis or (3) any transaction or series of transactions whereby any person or entity other than ABRY Broadcast Partners II, L.P. or its affiliates or affiliates of Citadel Communications, becomes the direct or indirect beneficial owner of securities of Citadel Communications or Citadel Broadcasting representing 50% or more of the combined voting power of Citadel Communications' or Citadel Broadcasting's then outstanding securities. In such event, Mr. Wilson or his beneficiary will be entitled to receive Mr. Wilson's then base salary through the end of the month in which the termination occurs. In addition, upon the affirmative vote or written consent of not less than 66 2/3% of the members of the Citadel Communications Board of Directors, Mr. Wilson's employment may be terminated with or without cause. If any such termination is without cause, Mr. Wilson will be entitled to receive his then current base salary through the end of the then current term of the employment agreement.

1999 LONG-TERM INCENTIVE PLAN

     Citadel Communications adopted the 1999 Long-Term Incentive Plan, which is intended to be the primary long-term incentive plan for senior management. The Long-Term Incentive Plan provides opportunities for participants to earn the right to purchase shares of Citadel Communications' Common Stock if performance goals, measured solely by the increase in the price of the Common Stock, and continued employment requirements are met. Participants under the Long-Term Incentive Plan receive an option grant based on the

Citadel Communications Compensation Committee's evaluation of the participant's ability to contribute to Citadel Communications' overall performance. If the option is not fully earned during the specific five-year performance period, any portion not earned is forfeited, and the shares become available for issuance upon exercise of other options granted under the plan. If any shares become available for additional grants under this plan, the exercise price will be the average of the bid and asked prices of the Common Stock on the date of the grant. For the full option to be earned, the average stock price (calculated over 20 consecutive trading days) over the exercise price must double during the performance period. The option is earned in one-fifth increments for each increase in average stock price (calculated over 20 consecutive trading days) equal to one-fifth of the difference between the doubled exercise price and the exercise price. When an increment of the option is earned, the earned portion generally vests over a five-year period. A total of 1,750,000 shares of Common Stock are reserved and available for issuance under the Long-Term Incentive Plan.

     At the time that the Citadel Communications Board of Directors adopted the Long-Term Incentive Plan, the following option grants were made to be effective as of the closing of Citadel Communications' Common Stock offering in June 1999, subject to stockholder approval of the Long-Term Incentive Plan, which was obtained in July 1999: Lawrence R. Wilson -- 875,000 shares; Donna L.
Heffner -- 250,000 shares; D. Robert Proffitt -- 250,000 shares; Stuart R. Stanek -- 250,000 shares; and Peter J. Benedetti -- 125,000 shares. The exercise price for the options granted is $29.25 per share, the price to the public in Citadel Communications' June 1999 Common Stock offering. As of March 31, 2000, four-fifths of each of these options had been earned. No portion has yet vested.

1996 EQUITY INCENTIVE PLAN

     Citadel Communications adopted the 1996 Equity Plan under which employees, officers, directors (excluding non-employee directors), consultants, independent contractors and advisors of Citadel Communications and its subsidiaries are eligible to receive awards in the form of incentive stock options and options that are not incentive stock options to purchase Common Stock of Citadel Communications. Awards may also be in the form of stock appreciation rights, restricted securities and other stock-based awards as determined by the Board of Directors, none of which have been granted to date. The 1996 Equity Plan is administered by the Compensation Committee of the Board of Directors and in certain cases the Board. The Compensation Committee or the Board has authority under the 1996 Equity Plan to designate participants, determine the terms and conditions of awards to be granted to each participant and decide all matters relating to any award. At March 31, 2000, the total number of shares of Common Stock of Citadel Communications that remained reserved and available for issuance under the 1996 Equity Plan, or which may be used to provide a basis of measurement for an award, was 2,081,038 shares, including shares underlying outstanding grants.

     Shares subject to any expired, terminated or lapsed awards are available for subsequent grants under the 1996 Equity Plan. The exercise price of incentive stock options granted under the plan may not be less than the fair market value of the Common Stock as of the date of grant (110% of the fair market value of the Common Stock in the case of an incentive stock option to an individual who at the time of the grant owns more than ten percent of the combined voting power of Citadel Communications' capital stock). The Board may provide that an optionee may pay for shares upon exercise of an option in cash or by check or through cashless exercise procedures or other medium or combination of media as authorized by the Board. The grant of an option may be accompanied by a reload option, which gives an optionee who pays the exercise price of an option with shares of Common Stock an additional option to acquire the same number of shares that was used to pay for the original option at an exercise price of not less than the fair market value of Common Stock as of the reload option grant date. In the event a participant's employment with Citadel Communications is terminated due to disability, retirement or any other reason, a participant may exercise an option only to the extent it was exercisable on the termination date of the participant's employment. An incentive stock option must be exercised prior to the earlier of the expiration of three months (six months in the case of disability) after the termination date or the expiration date of the options set forth in the award agreement. A non-incentive stock option must be exercised within the applicable time period for exercise set forth in the award agreement. In the event of the death of the participant before an option lapses, an option may be exercised only to the extent it was exercisable on the date of death.

However, such exercise must be made prior to the earlier of the first anniversary of the participant's death or the expiration date of the option.

401(k) PLAN

     Effective in 1993, Citadel Communications adopted the Citadel Communications Corporation 401(k) Retirement Savings Plan for the purpose of providing, at the option of the employee, retirement benefits to full-time employees of Citadel Communications and its subsidiaries who have been employed for a period of one year or longer. Contributions to the 401(k) plan are made by the employee and, on a voluntary basis, by Citadel Communications. Citadel Communications currently matches 100% of that part of the employee's elective deferrals up to 2% of the employee's salary.

     A contribution to the 401(k) plan of approximately $532,000 was made by Citadel Communications during the year ended December 31, 1999.

DIRECTOR COMPENSATION

     Currently, all of the non-employee directors are entitled to receive an annual fee of $20,000 for their services as directors. Directors who are also employees of Citadel Communications do not receive additional consideration for serving as directors, except that all directors are entitled to reimbursement for travel and out-of-pocket expenses in connection with their attendance at Board and committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During 1999, John E. von Schlegell, Ike Kalangis, Ted L. Snider, Sr., Robert F. Fuller and former directors, Scott E. Smith and Patricia Diaz Dennis, were members of the Compensation Committee of the Citadel Communications Board of Directors, which determines, or makes recommendations with respect to, compensation matters for Citadel Communications.

     Registration Rights Agreement. Citadel Communications is a party to a Registration Rights Agreement, dated June 28, 1996, as amended, with Lawrence R. Wilson, Rio Bravo Enterprise Associates, L.P., ABRY Broadcast Partners II, L.P., Baker, Fentress & Company, Edward T. Hardy, The Endeavour Capital Fund Limited Partnership, Ted L. Snider, Sr. and others, which requires Citadel Communications to register their shares of its Common Stock under the Securities Act of 1933, as amended, for offer and sale to the public (including by way of an underwritten public offering), upon a demand by such stockholders, and which entitles such parties to join in any registration of equity securities of Citadel Communications. Various stockholders have exercised their rights under this agreement and have participated in Citadel Communications' Common Stock offerings in 1999 and/or 2000, including ABRY Broadcast Partners II, L.P. and its general partner; Baker, Fentress & Company; The Endeavour Capital Fund Limited Partnership and its general partner; Edward T. Hardy and Ted L. Snider, Sr. ABRY Broadcast Partners II, L.P., is a significant stockholder of Citadel Communications. For a portion of 1999, Baker, Fentress & Company owned more than five percent of the outstanding Common Stock and Mr. Smith was an Executive Vice President of Baker, Fentress & Company. Mr. von Schlegell is President and a shareholder of the general partner of The Endeavour Capital Fund Limited Partnership, and Edward T. Hardy was an executive officer of Citadel Communications and Citadel Broadcasting. Mr. Wilson owns all of the capital stock of Rio Bravo, Inc., the sole general partner of Rio Bravo Enterprise Associates, L.P. In addition to those parties having registration rights under the Registration Rights Agreement, each of Rio Bravo Enterprise Associates, L.P., Donna L. Heffner, D. Robert Proffitt, Stuart R. Stanek and Peter J. Benedetti participated as selling stockholders in Citadel Communications' Common Stock offerings in 1999 and/or 2000.

     Transactions with Connect Communications. On October 1, 1999, Citadel Broadcasting acquired certain assets and subscriber agreements of Connect Communications Corporation, an internet service provider in Arkansas, in exchange for extinguishment of approximately $100,000 in accounts receivable and certain equipment owned by Citadel Broadcasting. Ted Snider, Jr., the son of Ted
L. Snider, Sr., a director of Citadel Communications and Citadel Broadcasting, is a director and shareholder of Connect Communications Corporation.

     Connect Communications Corporation also provided telephone service to Citadel Broadcasting during 1999. The value of the service provided in 1999 was approximately $124,000 as of December 31, 1999. As of December 31, 1999, Connect Communications Corporation owed Citadel Broadcasting approximately $69,000 for third party telephone charges, which were to be reimbursed by Connect Communications Corporation. Citadel Communications believes that the terms of its transactions with Connect Communications Corporation are at least as favorable to Citadel Communications as those that could be obtained generally from unaffiliated parties.

     Consulting Agreement. On August 31, 1999, Citadel Broadcasting entered into a seven-year Consulting Agreement with Robert F. Fuller which provides for compensation to Mr. Fuller of $250,000 each year. In 1999, Citadel Broadcasting paid Mr. Fuller $83,333 under this Consulting Agreement. Citadel Broadcasting originally entered into this Consulting Agreement in connection with its acquisition of all of the issued and outstanding shares of capital stock of Fuller-Jeffrey Broadcasting Companies, Inc. from Mr. Fuller and Joseph N. Jeffrey, Jr., the two former stockholders of Fuller-Jeffrey Broadcasting. Mr. Fuller became a director of each of Citadel Communications and Citadel Broadcasting in November 1999. Citadel Communications believes that the terms of the Consulting Agreement with Mr. Fuller are at least as favorable to Citadel Communications as those that could be obtained generally from unaffiliated parties.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors approves the compensation programs for Citadel Communications' executive officers and certain other members of senior management. During 1999, the Committee consisted of from three to four non-employee directors.

     The Committee intends for Citadel Communications' compensation programs to provide strong incentives to senior management to pursue actions that will directly benefit Citadel Communications and its stockholders. The principles underlying Citadel Communications' executive compensation program are:

          (1) Citadel Communications must offer competitive salaries to be able to attract and retain highly qualified and experienced executives and other management personnel;

          (2) Executive cash compensation in excess of base salaries should be tied to the performance of Citadel Communications and the individual executive; and

          (3) The financial interests of the executives should be aligned with the financial interests of the stockholders.

     In developing compensation programs, the Committee has utilized the services of an outside consultant who specializes in executive compensation matters. The consultant advised the Committee about comparable publicly traded radio broadcasting companies' compensation programs.

     The Committee intends that a major portion of total compensation for senior management be based on attainment of performance objectives. Depending on the situation, such objectives will measure performance across Citadel Communications' business or as to an identifiable portion of the operations over which the individual has managerial responsibility. Another, smaller portion of compensation is based on the individual's attainment of specific personal performance objectives. In addition to these formal procedures, at any time the Committee may and has rewarded a particularly outstanding performance achievement by an individual member of management.

     In 1999, the two primary forms of compensation paid or awarded to Citadel Communications' executive officers were salary and stock options.

     Base salaries for the Chief Executive Officer and other executive officers are established at levels appropriate for the duties and scope of responsibilities of each officer's position and are intended to be competitive with comparable radio broadcasting companies. In 1998, the Chief Executive Officer was awarded an $80,000 bonus and two other executive officers were awarded bonuses in recognition of the contributions made by these individuals in connection with the successful completion of Citadel Communications' initial public offering in July 1998. Further, the executive officers' base salaries for 1999 were increased by the respective bonus amounts, reflecting an adjustment that the Committee believes appropriate following its review of the compensation levels of comparable public companies. In the case of the Chief Executive Officer, this adjustment resulted in an increase in base salary for 1999 beyond the five percent per year increase otherwise provided for in the Chief Executive Officer's employment agreement with Citadel Communications. Salaries for all executives are reviewed periodically and adjusted as warranted to reflect sustained individual officer performance.

     No additional cash compensation was paid to executive officers for 1999. The opportunity for the executive officers to earn bonuses in respect of 1999 was dependent on Citadel Communications' achieving certain performance criteria, with a portion of any bonus based on individual achievement criteria developed by the Committee through consultation with the Chief Executive Officer. However, the award of any individual achievement bonus was contingent on the achievement of the overall performance criteria. As the overall performance criteria established for 1999 were not realized, no bonus was awarded to any executive officer for 1999. However, certain other key employees were awarded stock option bonuses.

     Stock ownership is a fundamental principle underlying Citadel Communications' executive compensation policies. The Committee believes that management's having an equity interest in Citadel Communications more closely aligns the interests of stockholders and management.

     In 1999, Citadel Communications adopted the 1999 Long-Term Incentive Plan as a primary long-term incentive vehicle for senior management. The 1999 Long-Term Incentive Plan provides opportunities for participants to acquire shares of Citadel Communications' Common Stock upon the exercise of options granted under the plan if performance goals (measured solely by the increase in the price of the Common Stock) and continued employment requirements are met. Each participant receives an option to acquire a certain number of shares of Common Stock that can be earned during a five-year performance period. For the full option to be earned, the average stock price (calculated over 20 consecutive trading days) over the exercise price must double during the performance period. The option is earned in one-fifth increments for each increase in average stock price (calculated over 20 consecutive trading days) equal to one-fifth of the difference between the doubled exercise price and the exercise price. The Committee believes that the performance-based features of the 1999 Long-Term Incentive Plan advance the interests of Citadel Communications by encouraging senior management to seek ways to improve efficiencies, spend capital wisely, reduce debt and generate cash, all of which should combine to cause stock appreciation.

     An option to purchase 875,000 shares of Common Stock under the 1999 Long-Term Incentive Plan was granted to the Chief Executive Officer effective as of June 25, 1999, the date on which Citadel Communications closed a public offering of its Common Stock. Each other current executive officer also received a grant under this plan effective as of June 25, 1999. The exercise price for these options is $29.25 per share, the price to the public in such Common Stock offering.

     When an increment of the number of shares subject to an option granted under the 1999 Long-Term Incentive Plan is earned, that increment is subject to a five-year vesting period. Similarly, the stock options granted to other key employees in 1999 under other plans generally vest over five years. This approach is designed to increase stockholder value over a long term since the full benefit of the compensation package cannot be realized unless stock price appreciation occurs over a number of years.

     The Internal Revenue Code (the "Code") contains a provision that limits the tax deductibility of certain compensation paid to certain executive officers and disallows the deductibility of certain compensation in excess of $1,000,000 per year unless it is considered performance-based compensation under the Code. Citadel Communications' policies and practices generally ensure the maximum deduction possible under Section 162(m) of the Code. However, Citadel Communications reserves the right to forego any or all of the tax deduction if believed to be in the best interest of Citadel Communications and its stockholders.

                                          Members of the Compensation Committee

                                          John E. von Schlegell
                                          Robert F. Fuller
                                          Ike Kalangis
                                          Ted L. Snider, Sr.

                               PERFORMANCE GRAPH

     The following graph compares the cumulative total return on Citadel Communications' Common Stock, The Nasdaq Stock Market (U.S.) Index and a peer group of radio broadcasting companies (AM/FM, Inc. (formerly Chancellor Media Corp.), Clear Channel Communications Inc., Cox Radio Inc. and Emmis Communications Corp) for the period from July 1, 1998, the first day of trading of Citadel Communications' Common Stock, through December 31, 1999.

                                                        CITADEL
                                                     COMMUNICATIONS               NASDAQ STOCK
                                                       CORPORATION             MARKET (U.S.) INDEX            PEER GROUP
                                                       -----------             -------------------            ----------
7/1/98                                                   100.00                      100.00                      100.00
9/30/98                                                  127.73                       89.29                       84.81
12/31/98                                                 161.72                      116.03                       97.64
3/31/99                                                  207.81                      130.04                      119.51
6/30/99                                                  226.17                      142.29                      123.02
9/30/99                                                  213.28                      145.74                      142.81
12/31/99                                                 405.47                      214.72                      165.42

                                                 CUMULATIVE TOTAL RETURN
                                                 -----------------------
                        7/1/98    9/30/98    12/31/98    3/31/99    6/30/99    9/30/99    12/31/99
                        ------    -------    --------    -------    -------    -------    --------
Citadel Communications
  Corporation.........   $100     $127.73    $161.72     $207.81    $226.17    $213.28    $405.47
Nasdaq Stock Market
  (U.S.) Index........    100       89.29     116.03      130.04     142.29     145.74     214.72
Peer Group (1)........    100       84.81      97.64      119.51     123.02     142.81     165.42

---------------
(1) The peer group presented in Citadel Communications' comparative performance data in its proxy statement for its 1999 Annual Meeting of Stockholders included Jacor Communications Inc., an entity which was acquired by Clear Channel Communications Inc. in May 1999. As Jacor Communications cannot independently be included in the peer group comparative data for the period following its acquisition, its separate results have been deleted from the graph and chart for the period prior to its acquisition.

     The graph and chart assume that $100 was invested on July 1, 1998 with dividends, if any, reinvested. Peer returns are weighted by market capitalization. The total stockholder returns are not necessarily indicative of future returns.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The only outstanding capital stock of Citadel Communications is its Common Stock. The following table sets forth information with respect to the beneficial ownership of the Common Stock as of March 31, 2000 by (1) each person, entity or group known to Citadel Communications to beneficially own more than five percent of the Common Stock, (2) each director of Citadel Communications, (3) each executive officer listed in the Summary Compensation Table and (4) all directors and executive officers of Citadel Communications as a group.

     Except as indicated below, the persons named have sole voting and investment power with respect to the shares shown as beneficially owned by them. The percentages are rounded to the nearest tenth of a percent. Holders of the Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders generally.

     The number of shares and percentages are calculated in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on a stockholder by stockholder basis, assuming that each stockholder converted all securities owned by such stockholder that are convertible into Common Stock at the option of the holder within 60 days of March 31, 2000, and that no other stockholder so converts. The numbers and percentages of shares owned assume that outstanding options have been exercised as follows: Lawrence
R. Wilson -- 407,410 shares (including options to purchase 395,410 shares held by Rio Bravo Enterprise Associates, L.P.); Donna L. Heffner -- 58,662 shares; D. Robert Proffitt -- 20,821 shares; Stuart R. Stanek -- 127,234 shares; Peter J. Benedetti -- 7,801 shares; and all directors and executive officers as a group -- 621,928 shares.

                                                                   BENEFICIAL
                                                                  OWNERSHIP OF
                                                                  COMMON STOCK
                                                              --------------------
NAME OF BENEFICIAL OWNER                                       NUMBER      PERCENT
------------------------                                      ---------    -------
Lawrence R. Wilson(1).......................................  2,167,956      5.8%
  City Center West
  Suite 400
  7201 West Lake Mead Boulevard
  Las Vegas, NV 89128

Donna L. Heffner(2).........................................    177,213        *

D. Robert Proffitt(3).......................................    173,555        *

Stuart R. Stanek(4).........................................    209,907        *

Peter J. Benedetti(5).......................................     11,628        *

Robert F. Fuller............................................     15,000        *

Ike Kalangis................................................      1,000        *

John E. von Schlegell(6)....................................     84,377        *

Ted L. Snider, Sr.(7).......................................    214,817        *

All directors and executive officers as a group (9
  persons)(8)...............................................  3,055,453      8.2%

ABRY Broadcast Partners II, L.P.(9).........................  3,339,144      9.1%
  18 Newbury Street
  Boston, MA 02116

Putnam Investments, Inc.(10)................................  4,071,267     11.1%
  One Post Office Square
  Boston, MA 02109

Janus Capital Corporation (11)..............................  3,263,430      8.9%
  100 Fillmore Street
  Suite 300
  Denver, CO 80246

---------------

* Less than 1%

(1) The numbers of shares include 1,702,883 shares held by Rio Bravo Enterprise Associates, L.P. The numbers of shares also include 395,410 shares of Common Stock which may be acquired upon exercise of options held by Rio Bravo Enterprise Associates, L.P. Rio Bravo Enterprise Associates, L.P. therefore beneficially owns 2,098,293 shares or 5.6% of the Common Stock. Mr. Wilson owns all of the capital stock of Rio Bravo, Inc., the sole general partner of Rio Bravo Enterprise Associates, L.P. The remaining shares are jointly owned by Mr. Wilson and his spouse or may be acquired upon exercise of options held by Mr. Wilson.

(2)  Ms. Heffner's shares are jointly owned by Ms. Heffner and her spouse.

(3)  Mr. Proffitt's shares are jointly owned by Mr. Proffitt and his spouse.

(4) Mr. Stanek's shares are jointly owned by Mr. Stanek and his spouse. Does not include 1,781 shares owned by Mr. Stanek's spouse.

(5)  Mr. Benedetti's shares are jointly owned by Mr. Benedetti and his spouse.

(6) Represents 2,554 shares held by The Endeavour Capital Fund Limited Partnership and 81,823 shares held by DVS Management, Inc. Mr. von Schlegell is the Managing Partner of The Endeavour Capital Fund Limited Partnership and the President and a shareholder of DVS Management, Inc., the general partner of The Endeavour Capital Fund Limited Partnership.

(7)  Does not include 121,713 shares owned by Mr. Snider's spouse.

(8)  Includes shares discussed in footnotes (1) and (6).

(9) All of the shares beneficially owned by ABRY Broadcast Partners II, L.P. are held under an Amended and Restated Voting Trust Agreement dated October 15, 1997. By its terms, the Amended and Restated Voting Trust Agreement shall continue in effect until terminated upon the written agreement of Citadel Communications and the holders of voting trust certificates which represent a majority of the shares held in the voting trust as determined in accordance with the Amended and Restated Voting Trust Agreement. The voting trust also terminates with respect to any shares upon transfer of such shares to a person who is not an affiliate of ABRY Broadcast Partners II, L.P. or upon a distribution of shares by ABRY Broadcast Partners II, L.P. to its partners. During the term of the Amended and Restated Voting Trust Agreement, the voting trustee has the right to vote the shares of stock subject to that agreement and to take part in any stockholders' meetings, including the right to vote the shares for the election of directors of Citadel Communications. The voting trustee may assign his rights and delegate his obligations to a successor voting trustee, who shall be a back-up trustee or other person appointed in the manner provided under the terms of the Amended and Restated Voting Trust Agreement. The voting trustee is Harlan A. Levy, whose address is 1585 Broadway, 19th Floor, New York, N.Y. 10036. Dispositive power with respect to these shares is held by Royce Yudkoff, the sole trustee of ABRY Holdings, Co., the sole member of ABRY Holdings, LLC, the general partner of ABRY Capital, L.P., the general partner of ABRY Broadcast Partners II, L.P.

(10) As reported on Schedule 13G filed with the Securities and Exchange Commission on February 17, 2000 (dated February 7, 2000) by Putnam Investments, Inc. on behalf of itself and Marsh & McLennan Companies, Inc., Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., 301,000 of the shares indicated are under shared voting power among Putnam Investments, Inc. and The Putnam Advisory Company, Inc. Of the shares indicated, 3,598,967 shares are under shared dispositive power between Putnam Investments, Inc. and Putnam Investment Management, Inc., and 472,300 shares are under shared dispositive power between Putnam Investments, Inc. and The Putnam Advisory Company, Inc. Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc. are subsidiaries of Putnam Investments, Inc. and Putnam Investments, Inc. is a subsidiary of Marsh & McLennan Companies, Inc. The number of shares shown assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the Schedule 13G. Pursuant to Rule 13d-4 under the Exchange Act, March & McLennan Companies, Inc. and Putnam Investments, Inc. declared that their filing of the Schedule 13G shall not be deemed to be an admission of beneficial ownership of the shares reported.

(11) As reported on a Schedule 13G filed with the Securities and Exchange Commission on January 11, 2000 (dated January 10, 2000) by Janus Capital Corporation on behalf of itself and Thomas H. Bailey, all of the shares indicated are under shared voting and dispositive power among Janus Capital Corporation and Mr. Bailey. Mr. Bailey owns approximately 12.2% of Janus Capital. The number of shares shown assumes that there has been no change in the number of shares beneficially owned from the number of shares reported as being beneficially owned in the Schedule 13G. In the Schedule 13G, Mr. Bailey disclaimed beneficial ownership in these shares. Janus Capital and Mr. Bailey declared that they do not have the right to receive any dividends from, or the proceeds from the sale of, these shares and disclaimed any ownership associated with such rights.

                              CERTAIN TRANSACTIONS

     In December 1995, Citadel Broadcasting sold to Wilson Aviation, L.L.C., a company then owned by Lawrence R. Wilson and his spouse and currently owned by Rio Bravo Enterprise Associates, L.P., an airplane formerly owned by Citadel Broadcasting, for a cash purchase price of approximately $1.3 million. Contemporaneously with the sale of the airplane, Citadel Broadcasting entered into an agreement to lease the airplane from Wilson Aviation, L.L.C. Under the terms of the lease, Citadel Broadcasting paid rent in the amount of $252,000 in 1999 and bore the costs of the maintenance, repair and operation of the airplane. The lease was terminated effective as of January 1, 2000. The sale and leaseback were not independently established in an arm's length transaction; however, the original transaction was reviewed and approved by Citadel Broadcasting's senior lender and management believes, based upon such review, that the terms of the transaction were reasonable and at least as favorable to Citadel Communications as could have been obtained generally from unaffiliated parties. Mr. Wilson is a director and an executive officer of each of Citadel Communications and Citadel Broadcasting. Mr. Wilson owns all of the capital stock of Rio Bravo, Inc., the sole general partner of Rio Bravo Enterprise Associates, L.P.

        PROPOSAL TO ELIMINATE RESTRICTIONS ON SIZE OF BOARD OF DIRECTORS
                                  (PROPOSAL 2)

     Article IX, Section 1(b), of Citadel Communications' Amended and Restated Certificate of Incorporation currently provides that "the Board of Directors shall consist of up to seven directors...." Citadel Communications' Board of
Directors believes that it is in Citadel Communications' best interests not to restrict the size of its Board of Directors. The Board of Directors proposes that Article IX, Section 1(b), be amended to allow the size of the Board to be set in Citadel Communications' Amended and Restated Bylaws. As the Bylaws may be amended by the directors without action by the stockholders, the proposed amendment to the Amended and Restated Certificate of Incorporation would allow the Board, without action of the stockholders, to alter the size of the Board.

     The Board of Directors believes that the amendment will give it flexibility to respond to Citadel Communications' growth as well as to opportunities to add qualified individuals to the Board from outside of Citadel Communications whose skills and expertise will benefit the company and the conduct and operations of the Board. Citadel Communications is experiencing significant growth and has become sizeable enough to warrant a larger Board of Directors.

     For the reasons set forth above, the Board has unanimously adopted the following resolution concerning the proposed amendment to Article IX, Section 1(b):

          "RESOLVED, that Article IX, Section 1(b) of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

             b. The Board of Directors shall consist of directors of the same class, which number of directors may be fixed from time to time pursuant to the provisions contained in the Bylaws of the Corporation."

     While the Board believes that the proposed amendment should be adopted for the reasons set forth above, the Board is aware that the proposed amendment may have potential anti-takeover effects. Allowing the size of the Board to be determined in the Bylaws gives the current Board the ability to add members sympathetic to it, diluting the influence of directors hostile to current management. Citadel Communications is not aware, however, of any effort to accumulate its securities or to gain control of the company at this time, and the proposal is not being adopted in order to block any such effort.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO ALLOW THE SIZE OF THE BOARD OF DIRECTORS TO BE DETERMINED IN ACCORDANCE WITH THE BYLAWS

           PROPOSAL TO INCREASE THE VOTE REQUIRED TO REMOVE DIRECTORS
                                  (PROPOSAL 3)

     The Board of Directors also proposes that in order to conform to Nevada law, Article IX, Section 3, of Citadel Communications' Amended and Restated Certificate of Incorporation, relating to the removal of directors, be amended to change vote of the stockholders required to remove a director from a majority to two-thirds of the outstanding voting shares.

     The Board believes that this amendment is in Citadel Communications' best interests so that there are no ambiguities in the application of governing law with respect to this section of Citadel Communications' Amended and Restated Certificate of Incorporation. For this reason, the Board has unanimously adopted the following resolution:

          "RESOLVED, that Article IX, Section 3 of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

             3. Removal. Directors may be removed from office only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors. Removal action may be taken at any stockholders' meeting with respect to which notice of such purpose has been given and a removed director's successor may be elected at the same meeting to serve the unexpired term."

     While the Board believes that the proposed amendment should be adopted for the reasons set forth above, the Board is aware that the proposed amendment may have potential anti-takeover effects, but no more so than that required by Nevada Law. The higher vote requirement makes removing a director from the Board more difficult. This effect may hinder or discourage a merger offer, tender offer or proxy contest, even if it may be favorable to the interests of stockholders. Citadel Communications is not aware, however, of any effort to accumulate its securities or to gain control of the company at this time, and the proposal is not being adopted in order to block any such effort.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE
       AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE VOTE REQUIRED TO REMOVE A DIRECTOR IN ORDER TO CONFORM TO NEVADA LAW

      PROPOSAL TO RATIFY THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                                  (PROPOSAL 4)

     The Board of Directors of Citadel Communications has selected KPMG LLP to serve as the independent public accountants to examine the financial statements of Citadel Communications and its subsidiaries for the year ending December 31, 2000. KPMG LLP has been employed to perform this function for Citadel Communications since its formation in 1993. A representative of KPMG LLP is expected to be present at the annual meeting for the purpose of making a statement, should he or she so desire, and to respond to appropriate questions.

     If the stockholders should not ratify the appointment, the Audit Committee of the Board will investigate the reasons for rejection by the stockholders and the Board of Directors will reconsider the appointment.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
 THE PROPOSAL TO RATIFY THE APPOINTMENT OF KPMG LLP AS CITADEL COMMUNICATIONS'
         INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2000

                               OTHER INFORMATION

DIRECTOR NOMINEES

     Any stockholder entitled to vote for the election of directors may nominate persons for election to the Board of Directors. Generally such nominations with respect to an election to be held at an annual meeting must be submitted in writing to the Secretary of Citadel Communications at Citadel Communications' principal offices at least 90 days before the anniversary date of the preceding annual meeting, and the notice must provide information as required by Citadel Communications' Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the Secretary at the principal offices of Citadel Communications. This requirement does not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor does it apply to questions a stockholder may wish to ask at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that Citadel Communications' directors and executive officers, and any persons who own more than ten percent of Citadel Communications' Common Stock, file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of Citadel Communications. Such persons are required by Securities and Exchange Commission regulations to furnish Citadel Communications with copies of all Section 16(a) forms they file.

     To Citadel Communications' knowledge, based solely on the review of the copies of such reports and written representations that no other reports were required during or with respect to the year ended December 31, 1999, all such section 16(a) filing requirements were met, except Robert F. Fuller filed a late report with respect to one transaction and Edward T. Hardy, a former executive officer, filed a late report with respect to two transactions.

ANNUAL REPORT

     Citadel Communications has enclosed its Annual Report for the year ended December 31, 1999 with this proxy statement, which includes Citadel Communications' 1999 Annual Report to the Securities and Exchange Commission on Form 10-K, without exhibits. Stockholders are referred to the report for financial and other information about Citadel Communications, but such report is not incorporated in this proxy statement and is not a part of the proxy soliciting material.

STOCKHOLDER PROPOSALS FOR THE 2001 ANNUAL MEETING

     Any proposals of stockholders intended to be presented at the 2001 Annual Meeting of Stockholders must be received by Citadel Communications, City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada, 89128, no
later than December   , 2000 in order to be included in the proxy materials for
such meeting.

It is suggested that a proponent submit any proposal by Certified Mail -- Return Receipt Requested to the Secretary of Citadel Communications. Such proposals must meet the requirements set forth in the rules and regulations of the Securities and Exchange Commission in order to be eligible for inclusion in Citadel Communications' 2001 proxy materials.

     All other stockholder proposals to be presented at the 2001 Annual Meeting of Stockholders must be submitted in writing to the Secretary of Citadel Communications at Citadel Communications' principal offices no later than February 23, 2001, and the notice must provide information as required by Citadel Communications' Bylaws. A copy of these Bylaw requirements will be provided upon request in writing to the Secretary at the principal offices of Citadel Communications.

     If there should be any change in the foregoing submission deadlines, Citadel Communications intends to publicly disseminate information concerning the change.

OTHER MATTERS

     The Board does not intend to present, and does not have any reason to believe that others will present, any item of business at the annual meeting other than those specifically set forth in the notice of the meeting. However, if other matters are properly brought before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

SOLICITATION OF PROXIES

     All costs and expenses of this solicitation, including the cost of preparing and mailing this proxy statement will be borne by Citadel Communications. In addition to the use of the mails, certain directors, officers and regular employees of Citadel Communications may solicit proxies personally, or by mail, telephone or otherwise, but such persons will not be compensated for such services. Arrangements will be made with brokerage firms, banks, fiduciaries, voting trustees or other nominees to forward the soliciting materials to each beneficial owner of stock held of record by them, and Citadel Communications will reimburse them for their expenses in doing so.

                                          By order of the Board of Directors

                                          /s/ Donna L. Heffner
                                          ----------------------------------
                                          Donna L. Heffner
                                          Secretary
April   , 2000

                                                                       1792-PS00

                                  DETACH HERE


                                     PROXY

                       CITADEL COMMUNICATIONS CORPORATION

                  THIS PROXY IS SOLICITED BY AND ON BEHALF OF
                             THE BOARD OF DIRECTORS

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 24, 2000


         The undersigned hereby appoints Lawrence R. Wilson and Donna L. Heffner, or either of them, as proxies with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Citadel Communications Corporation to be held at City Center West, Suite 400, 7201 West Lake Mead Boulevard, Las Vegas, Nevada 89128, on Wednesday, May 24, 2000, at 10:00 a.m., local time, and at any adjournments or postponements thereof, and to vote all shares of Common Stock of Citadel Communications Corporation which the undersigned would be entitled to vote if personally present, on all the matters set forth on the reverse side.

         The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement together with this Proxy.


SEE REVERSE                                                         SEE REVERSE
   SIDE            CONTINUED AND TO BE SIGNED ON REVERSE SIDE          SIDE

                                  DETACH HERE


    PLEASE MARK
/X/ VOTES AS IN
    THIS EXAMPLE.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES AND FOR PROPOSALS 2, 3 AND 4.

                                                                                                         FOR     AGAINST    ABSTAIN
1.  Election of five directors for a one-year term until     2.  Approval of Amendment to the Amended
    the next annual meeting.                                     and Restated Certificate of
    NOMINEES: (01) Lawrence R. Wilson, (02) Robert F.            Incorporation to allow the size of the  /  /      /  /       /  /
    Fuller, (03) Ike Kalangis, (04) Ted L. Snider, Sr.           Board of Directors to be determined
    and (05) John E. von Schlegell.                              in accordance with the Bylaws.
             FOR                       WITHHELD
             ALL    /  /       /  /    FROM ALL              3.  Approval of Amendment to the Amended
          NOMINEES                     NOMINEES                  and Restated Certificate of
                                                                 Incorporation to increase the vote      /  /      /  /      /  /
    /  / _________________________________________               required to remove a Director in
         For all nominees except as noted above                  order to conform to Nevada law.

                                                             4.  Ratification of the appointment of
                                                                 KPMG LLP as independent public         /  /      /  /      /  /
                                                                 accountants for the year ending
                                                                 December 31, 2000.

                                                             5.  In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any postponements or adjournments thereof.

                                                                        MARK HERE                      MARK HERE
                                                                        FOR ADDRESS                    IF YOU PLAN
                                                                        CHANGE AND    /  /             TO ATTEND     /  /
                                                                        NOTE AT LEFT                   THE MEETING

                                                             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
                                                             PROMPTLY USING THE ENCLOSED ENVELOPE.

                                                             Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing in a fiduciary capacity, please indicate full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized person.


Signature: __________________________________ Date: _______________ Signature: __________________________________ Date: ____________